Exhibit 10

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 24 to Registration Statement No. 002-96581 on Form N-1A of our report dated October 18, 2005, relating to the financial statements and financial highlights of Merrill Lynch California Insured Municipal Bond Fund (the "Fund") of Merrill Lynch California Municipal Series Trust (to be renamed BlackRock California Insured Municipal Bond Fund of BlackRock California Municipal Series Trust) appearing in the Annual Report on Form N-CSR of the Fund for the year ended August 31, 2005, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information, which are parts of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
August 28, 2006